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
                                                               Filed Pursuant to Rule 424(b)(3) of the Securities Act
                                                               of 1933.  Relates to Registration Statement on Form
                                                               S-3 of TMP Worldwide Inc. (No. 333-71062).

THE SHARE AMOUNTS LISTED NEXT TO THE NAME OF EACH OF GAIL B. BOORSTEIN REVOCABLE
TRUST, COMET, L.L.C., HESPERUS PARTNERS, LTD., MICHAEL HOOKS, DANIEL KANTER,
JOEL KANTER, RHONDA KEYSOR, LAWRENCE LEVITT, NASH FAMILY PARTNERSHIP, L.P.,
RANDOLPH STREET PARTNERS, RANDOLPH STREET PARTNERS DIF, LLC, MERYL L. ROSEN, WEB
INVESTORS, L.P., JEFFREY A. WELLEK REVOCABLE TRUST, AND WHITE DWARF PARTNERS
L.P. IN THE SELLING STOCKHOLDERS TABLE ON PAGES 16 THROUGH 19 OF THE PROSPECTUS
SHOULD BE DELETED IN THEIR ENTIRETY, AND THE FOLLOWING SHARE AMOUNTS SHOULD BE
INSERTED NEXT TO THE NAMES OF EACH OF THE INDIVIDUALS OR ENTITIES LISTED BELOW
IN THE SELLING STOCKHOLDERS TABLE ON PAGES 16 THROUGH 19 OF THE PROSPECTUS.


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

                                                                                                     NUMBER OF
                                                                            NUMBER OF                SHARES
                                                  NUMBER OF SHARES          SHARES                   OF COMMON
                                                  OF COMMON STOCK           OF COMMON                STOCK
                                                  BENEFICIALLY              STOCK                    BENEFICIALLY
                                                  OWNED                     REGISTERED               OWNED AFTER
SELLING STOCKHOLDERS                              PRIOR TO OFFERING         HEREIN(1)                OFFERING (2)
--------------------                              ----------------------    ---------------------    ----------------
                                                                                                              0
Avril Trust                                                          615                      615             0
Bruce Berman                                                       1,230                    1,230             0
Ronald M. Berman                                                   1,230                    1,230             0
Gail B. Boorstein Revocable Trust                                  4,696                    4,696             0
Keith J. Brown                                                     1,537                    1,537             0
Comet, L.L.C.                                                     27,910                   27,910             0
Stuart Cornew                                                        308                      308             0
DMZ Trust                                                          3,997                    3,997             0
Beith Reich Epand                                                    769                      769             0
David Goldberg Trust                                               3,075                    3,075             0
Paul K. Helmer, Jr.                                                  308                      308             0
Paul J. Helmer, Sr.                                                  615                      615             0
Hesperus Partners, Ltd.                                           44,744                   44,744             0
Selwyn Herson                                                      2,306                    2,306             0
HMK Trust                                                          1,538                    1,538             0
HMK/WEB Inc.                                                         312                      312             0
Michael Hooks                                                      2,040                    2,040             0
Marc Joseph                                                          615                      615             0
Daniel Kanter                                                      2,342                    2,342             0
Joel Kanter                                                          816                      816             0
Rhonda Keysor                                                      1,160                    1,160             0
Hersch Klaff, Trustee, Web Investors
Liquidating Trust                                                  6,258                    6,258             0

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

                                                                                                     NUMBER OF
                                                                            NUMBER OF                SHARES
                                                  NUMBER OF SHARES          SHARES                   OF COMMON
                                                  OF COMMON STOCK           OF COMMON                STOCK
                                                  BENEFICIALLY              STOCK                    BENEFICIALLY
                                                  OWNED                     REGISTERED               OWNED AFTER
SELLING STOCKHOLDERS                              PRIOR TO OFFERING         HEREIN(1)                OFFERING (2)
--------------------                              ----------------------    ---------------------    ----------------
Lawrence Levitt                                                    1,804                    1,804             0
Alan T. Lougee                                                     3,075                    3,075             0
Nash Family Partnership, L.P.                                     45,098                   45,098             0
Thomas O'Brien                                                     3,075                    3,075             0
Jonathan Plotkin                                                   1,537                    1,537             0
Randolph Street Partners                                             816                      816             0
Randolph Street Partners DIF, LLC                                  1,224                    1,224             0
Allan Reich                                                          769                      769             0
Michael Romano                                                     1,537                    1,537             0
Meryl Rosen                                                        4,697                    4,697             0
Alan Saposnik                                                        615                      615             0
Robert Shaw                                                          615                      615             0
Michael H. Steinhardt                                             46,902                   46,902             0
John Sweeney                                                       1,537                    1,537             0
Web Investors, L.P.                                                4,139                    4,139             0
Jeffrey A. Wellek Revocable Trust                                  4,697                    4,697             0
White Dwarf Partners L.P.                                         43,339                   43,339             0
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